RBC Capital Markets Financial Institutions Conference 2019 March 12, 2019 Tim Welsh Vice Chairman, Consumer and Business Banking Terry Dolan Vice Chairman and Chief Financial Officer Exhibit 99.1

The following information appears in accordance with the Private Securities Litigation Reform Act of 1995: Today’s presentation contains forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. Deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility. Stress in the commercial real estate markets, as well as a downturn in the residential real estate markets, could cause credit losses and deterioration in asset values. In addition, changes to statutes, regulations, or regulatory policies or practices could affect U.S. Bancorp in substantial and unpredictable ways. U.S. Bancorp’s results could also be adversely affected by changes in interest rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputational risk. For discussion of these and other risks that may cause actual results to differ from expectations, refer to U.S. Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2018, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. However, factors other than these also could adversely affect U.S. Bancorp’s results, and the reader should not consider these factors to be a complete set of all potential risks or uncertainties. Forward-looking statements speak only as of the date hereof, and U.S. Bancorp undertakes no obligation to update them in light of new information or future events. This presentation includes non-GAAP financial measures to describe U.S. Bancorp’s performance. The calculations of these measures are provided in the Appendix. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Forward-looking Statements and Additional Information

U.S. Bancorp As of 12/31/18, except market value as of 3/8/19 NYSE TradedUSB Founded 1863 Market Value $81B Assets $467B Deposits $345B Loans $287B

Our Strategy Adapting to meet customer expectations Embracing change Leveraging technology and innovation Creating a nimble and agile environment Making it easy to do business with us Optimizing everything Building on our ethical culture Safeguarding our customers’ information Putting our customers at the center Breaking down silos Taking a holistic view of the customer Creating a seamless customer experience

Consumer and Business Banking Branch banking Small business banking Consumer lending Mortgage banking Omnichannel delivery 40% of total net revenue 46% of total deposits 50% of total loans Full-year 2018; average balances Revenue percentage excludes Treasury and Corporate Support; see slide 16 for calculation Our businesses: Our customers are at the center of everything we do.

Simplifying Our Customers’ Lives Cross-functional teams work together in our Experience Studios to rapidly deliver new and enhanced products that truly transform the customer experience.

Our Small Business Lending App Small business owner Customer starts typing Customer’s account is funded in under an hour Simple-to-use pages guide the applicant through the lending experience All steps in the lending process can be completed electronically

Our Digital Mortgage Experience Home buyer Easy application: we partnered with fintech Blend to deliver a simple-to-use, self-guided digital mortgage application platform Instant loan decision: we are the first bank to leverage data via automated workflow to provide existing customers with an immediate loan decision Proactive communication: notifications prompt customers to take action, expediting the lending process

Our Quick Loan Solution for Federal Government Employees Government employee U.S. Bank launches new low-rate, quick loan for customers needing assistance during federal government shutdown.” “

Digital is Transforming the Way We Deliver We’re reimagining mobile banking

Optimizing Our Existing Branch Network As we accelerate the transformation of our distribution network, we aim to deliver the branch model that best serves our customers’ evolving preferences.

Expanding Our Physical Presence We will selectively expand into new markets, leveraging: Single-product customer relationships outside our existing branch footprint Enhanced digital capabilities Branch-lite physical presence The strengths and capabilities of all of USB’s major lines of business

Driving Growth and Returns The value we create for our shareholders begins with the value we create for our customers. Leveraging technology and innovation to deliver better products and capabilities, faster Incorporating customer feedback into product development Speeding our products’ time-to-market Simplifying the way we do business Streamlining customer and product acquisition Improving customer loyalty and retention as we enhance the customer experience Driving operational efficiencies Optimizing our delivery system to meet our customers’ evolving preferences Right-sizing our branch network Creating the optimal branch configuration to more effectively serve our customers Selectively entering new markets

1Q19 Guidance Update Net interest income Noninterest income Operating leverage Tax rate Credit Quality

Appendix

Non-GAAP Financial Measures